MANAGEMENT SERVICES AND JOINT VENTURE AGREEMENT

     THIS MANAGEMENT SERVICES AND JOINT VENTURE AGREEMENT ("Agreement") is made and entered as of April 6, 2000 by and between Prime RX.com, Inc., on the one hand (hereinafter "Principal"), and e-MedSoft.com, on the other hand ("Manager").

     This Agreement is made with reference to the following facts, circumstances, recitals and agreements:

     A. Principal currently owns, manages, leases and/or operates a series of facilities and businesses throughout the country all of which, in one form or another, are engaged in the pharmaceutical industry, including, without limitation, the assets listed on Schedule "A" attached hereto (hereinafter "Subject Business"). Principal has rapidly expanded its business over the past eighteen months and intends to continue on a plan of rapid expansion and penetration of various markets within the pharmaceutical industry. As used hereafter, the term "Subject Business" shall mean and refer to (i) the assets and businesses described on Schedule "A" hereto, (ii) any and all of Principal's businesses whether now existing or hereafter acquired, as well as all (iii) any and all rights of development, examination, expansion, evaluation or other means by which additional business opportunities beyond those currently owned by Principal are acquired or annexed as a part of Principal's business.

     B. Principal has represented and continues to represent to Manager that Principal has completed a comprehensive evaluation of the "Subject Business" as well as a comprehensive evaluation of Manager's electronics systems and, based upon these evaluations, (i) Principal has come to the conclusion that the implementation into the Subject Business by Manager of Manager's electronics systems and protocols will yield significant benefits to Principal and (ii) Principal wishes to retain Manager for an exclusive term of thirty
(30) years to completely manage all aspects of the Subject Business both with respect to the implementation of Manager's electronics systems into the Subject Business and with respect to supervising, managing and employing the human capital needed to maintain and grow the Subject Business in accordance with Principal's business plans.

     NOW, THEREFORE, in consideration of the recitals, covenants and conditions contained herein, the parties hereto agree as follows:

     1.   MANAGER'S OBLIGATIONS:

          1.1 Compliance With Principal's Agreements. Manager understands and acknowledges that Principal has entered into a series of contracts, agreements and understandings with third parties which Principal shall provide to Manager and attach hereto as Exhibit "B" within five (5) days after execution ("Principal's Agreements"). In carrying out its responsibilities hereunder, Manager agrees to abide by all terms and conditions of all Principal's Agreements. Such obligations of Manager shall include the obligation by Manager to fund monies necessary to pay obligations set out in the Principal's Agreements even if the revenues of the Subject Business are insufficient to reimburse Manager for such advances. Nothing herein shall constitute an assignment of Principal's Agreements to Manager, but, rather, Manager shall merely act as Principal's agent for all purposes in connection with carrying out all of Principal's obligations under Principal's Agreements.

          1.2 Management Services and Administration. During the term of this Agreement, Manager shall have the full, exclusive and complete authority and discretion in the management and control of all business appertaining or relating to the Subject Business, and all decisions permitted to be made by Principal in the conduct of its business are hereby B for the term hereof B delegated exclusively, irrevocably and unconditionally to Manager.

                (i) Duty to Cooperate. Principal acknowledges that its cooperation is critical to the ability of Manager to perform its duties hereunder. Accordingly, Principal agrees to cooperate with Manager as reasonably requested by Manager to enable Manager to render performance hereunder.

                (ii) Independent Contractor. In the performance of this Agreement, it is mutually understood and agreed that Manager is at all times acting and performing as an independent contractor with, and not the employee of, Principal.

                (iii) Manager Not Responsible for Medical Matters. The parties hereto understand and acknowledge that certain responsibilities hereunder related to the Subject Business will necessarily involve the interaction by Manager with health care professionals who are or will render medical or related professional advice in connection with or related to the Subject Business. In this regard, Principal represents and warrants to Manager that none of Principal's business, none of the revenues which Principal has historically realized in the past from the Subject Business, and none of the revenues which Principal intends to realize in the future from the Subject Business, involve the rendering of professional medical advice or care whatsoever by Principal. The parties therefore agree that to the extent the rendering of professional medical judgment or advice occurs within the Subject Business, any and all such matters (whether medical, ethical or professional) requiring professional medical judgment shall remain the responsibility of medical staff and allied health professionals employed or engaged by persons other than Principal and Manager. Manager shall have no responsibility for such judgments or for such matters; provided, however, that Manager agrees to use its best efforts to comply with any reasonable and lawful directives of responsible third parties regarding professional medical advice appertaining to the Subject Business.

          1.3 Staffing. During the term hereof and in order for Manager to carry out the terms of this Agreement, Principal intends that Manager may B within Manager's full discretion B (a) hire any and all current or future employees of Principal to become employees of Manager, (b) hire any personnel not currently affiliated with Principal to provide services with respect to the Subject Business, (c) utilize current employees of Manager in connection with Manager's responsibilities hereunder and (d) take any other action with respect to the Subject Business which Manager deems (in its sole and absolute discretion) is necessary or appropriate to preserve the current and future value derived and to be derived from the Subject Business. Principal shall have no right hereunder to have any of its officers, directors or employees involved in the management of the Subject Business, it being the intention of the parties that Principal shall have no involvement or connection B directly or indirectly B with respect or appertaining to the Subject Business.

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



     2.   FINANCIAL MATTERS; ACCOUNTS; MANAGEMENT FEE

          2.1 Bank Account and Accounting. Manager shall exclusive authority over all bank accounts of Principal currently in existence as well as over all future bank accounts which Manager may establish -- within its sole and absolute discretion -- relative to the ongoing business conducted at the Subject Business (hereinafter collectively "bank accounts"). Manager shall be the only party authorized to draw upon any bank accounts set up to handle the management of the Subject Business. Manager shall be the only party authorized to have access to information concerning the bank accounts set up to handle the management of the Subject Business. Whether or not Manager chooses to set up bank accounts with regard to the Subject Business, Manager shall provide to Principal a full accounting of all financial matters appertaining or relating to Manager's operation of the Subject Business, but Manager shall only have an obligation to do so after the passage of sixty (60) days following receipt of a written request by Principal for such an accounting.

               2.1.1 No Further Guaranty By Principal Dr. Reddy. The parties hereto acknowledge that Prem Reddy, M.D., the largest shareholder of the Principal, has guaranteed certain lines of credit and other bank debt, and the parties hereto agree that B subsequent to the execution of this Agreement B no further bank debt or other monies may be drawn down in any manner appertaining to Principal unless and until it is done in such a fashion that Dr. Reddy is not a guarantor on any future advances of such bank debt occurring after the date of execution hereof.

          2.2   Disbursements.   All monies received by Manager arising from
its management of the Subject Business shall be disbursed monthly in the following order of priority: First, to pay any and all operating expenses appertaining or relating to the Subject Business in the order of priority chosen by Manager within Manager's absolute discretion, such operating expenses to include, without limitation, general operating expenses, special operating expenses, capital improvements and expenditures, property repair and maintenance expenses, utility charges, property taxes, payroll taxes, legal, accounting and other general administrative expenses (hereinafter collectively "expenses"); and then Second if money is still available after payment of expenses, then such money shall be utilized to pay any previously unreimbursed expenses of any kind arising out of, appertaining or related to the Subject Business (hereinafter collectively "unreimbursed expenses"); and then Third if money is still available after payment of expenses and unreimbursed expenses, then such money shall be utilized to pay off all principal and interest owed under any debt or other obligation in which Principal is the primary obligor and Prem Reddy, M.D. is a guarantor thereof pursuant to a written guaranty obligation ("payoff of guaranteed obligations"); and Fourth if money is still available after payment of expenses and unreimbursed expenses and payoff of guaranteed obligations, then such money shall be utilized to pay Manager its management fee set forth on Schedule "C" attached hereto (hereinafter "Manager's Fee"). At the time of each anniversary date after execution of this Agreement, Manager shall disburse to Principal any money remaining from the operation of the Subject Business after deduction of expenses, unreimbursed expenses and Manager's Fee.

          2.3 Loan Provisions. Any unreimbursed expenses owed to Manager hereunder, whether directly or indirectly, that have not been repaid under section 2.2 above shall be repaid to Manager by Principal upon the termination of this Agreement.

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



3.   TERM AND TERMINATION:


     3.1  Term.  The term of this Agreement shall be for a period of thirty
(30) years commencing on the date of execution hereof and terminating on the thirty-year anniversary date hereof.

     3.2  Termination.

          (a) Principal shall have no right to terminate this Agreement unless and until one of the following events occur (hereinafter collectively referred to as "Manager Default"), after which Principal shall have the right B but not the obligation B to declare a termination of this Agreement in accordance with the termination protocols set forth below:

               (i) appointment of a receiver or trustee to manage the assets of Manager;

               (ii) assignment for the benefit of creditors of the assets of Manager;

               (iii)  any act of bankruptcy by Manager; and/or

               (iv) breach of any material term of this Agreement, where such breach has not been cured within ninety (90) days after the giving of written notice of the breach, specifying the nature of the breach, and complying with all provisions regarding mediation set forth herein.

          (b) Manager shall have no right to terminate this Agreement unless and until one of the following events occur (hereinafter "Principal Default"), after which Manager shall have the right B but not the obligation B to declare a termination of this Agreement in accordance with the termination protocols set forth below:

               (i) appointment of a receiver or trustee to manage the assets of Principal;

               (ii) assignment for the benefit of creditors of the assets of Principal;

               (iii)  any act of bankruptcy by Principal;

               (iv) breach of any material term of this Agreement, where such breach has not been cured within ninety (90) days after the giving of written notice of the breach, specifying the nature of the breach, and complying with all provisions regarding mediation set forth herein; and/or

               (v) any other conduct by Principal which interferes with or renders more difficult Manager's unobstructed operation of the Subject Business.

     3.3 Notice of Default. Neither a Manager Default or Principal Default shall be deemed to have occurred unless the non-defaulting Party has complied with the escalation procedure set forth in Section 4 and the non-defaulting Party has given written notice (a "Default Notice") to the defaulting Party in accordance with the requirements of this Section 3.3. A Default Notice shall specify in reasonable detail the events which the non-defaulting Party believes have occurred and which constitute or evidence a Default, the provisions of this Agreement which have not been performed or complied with, and the actions which, in the opinion of the non-defaulting Party, would be required to fulfill the requirements of this Agreement and cure the Default.
A Default shall not be deemed to have occurred unless and until ninety (90) days has lapsed since the non-defaulting Party provided notice to the defaulting party of the Default and the defaulting Party has not cured the Default. An immaterial failure to comply precisely with the foregoing notice requirements shall render inoperative the validity of a Default Notice, even if the defaulting Party was not prejudiced by such failure. For purposes of this Agreement, all Defaults shall be deemed curable and no Default shall be deemed to occur unless and until the non-defaulting Party provides, in writing, an outline of the acts necessary to achieve a cure.

     3.4 Termination for Default. Only upon (a) the occurrence of any Default which is not excused pursuant to this Agreement, (b) the inability to resolve the dispute under Section 4, (c) the delivery of a Default Notice to the defaulting Party as provided in Section 3.3, (d) the circumstance where a specific remedy for the Default is not set forth above and/or such a specific remedy is so set forth but compliance with such remedial procedure has not yielded a resolution of the Default and (e) the defaulting Party's failure to cure the Default set out in the Default Notice prior to the expiration of the cure period specified in Section 3.3 above and any extension of that cure period, the defaulting Party shall be deemed to be in breach of this Agreement and the non-defaulting Party shall have the right to terminate this Agreement by delivering written notice of termination to the defaulting Party.

    3.5 Effect of Termination. Upon termination of this Agreement (and irrespective of which Party terminates this Agreement), all of the following shall apply:

         (a) Manager shall turn over to Principal a complete set of books and records appertaining to the Subject Business within thirty (30) days after the termination has become effective and all cure periods and other required time has lapsed; and

         (b) Subject to subsection c below, Manager shall have no further right to operate the Subject Business, whether directly or indirectly; and

         (c) All sums due Manager hereunder, whether appertaining to expenses, unreimbursed expenses or the Management Fee shall be due and payable by Principal to Manager within 180 days after the effectiveness of the termination, and Manager shall have the full power and discretion to not return the operation of the Subject Business back to Principal unless and until such sums (if any) are paid in full.

     4.   DISPUTE ESCALATION AND MEDIATION

          The parties hereto agree that they will use all reasonable efforts to resolve any disputes arising out of this Agreement in a co-operative and expeditious manner. If the staff members for each party are unable to resolve the dispute within ten (10) days after it arises, either party hereto may escalate the dispute to Manager's Chief Executive Officer then to Principal's Chairman (hereinafter collectively "Mediation Officers"). Upon such escalation, the Mediation Officers shall meet in person to discuss the outstanding issues and attempt in good faith to reach a resolution. If the foregoing procedure fails to resolve the dispute within sixty (60) days after such meeting, the parties hereto shall be entitled to any and all remedies provided by law.

     5.   STANDARDS OF PERFORMANCE, COMPLIANCE WITH LAWS:

          Manager shall perform its duties under this Agreement in good faith in compliance with the business judgment rule, while complying with all applicable federal, state and municipal laws and regulations. Notwithstanding any provision of this Agreement to the contrary, Manager:

               (a) shall not be liable in connection with the performance of its duties hereunder, except for its own wilful and intentional misconduct;

               (b) shall not be liable for any error of judgment made in good faith in connection with the performance of its duties hereunder, unless it shall be proven in a court of law that Manager engaged in wilful and intentional misconduct; and

               (c) shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of Principal.

     6.   REPRESENTATIONS AND WARRANTIES:

          6.1 Corporate Existence. Each party to this Agreement is a corporation duly organized, validly existing and in good standing under the applicable law as may be applicable to the particular entity in question.
Each party to this Agreement is duly qualified to do business, and is in good standing as a foreign corporation in the State of California and in each other jurisdiction where the party actively conducts business, except where the failure to be so qualified or licensed would not have a material adverse effect on that party.

          6.2 Corporate Power; Authorization; Enforceable Obligations. Each party to this Agreement has taken corporate action on its part sufficient under the laws of California, and under its Certificate of Incorporation and By-Laws to authorize the execution, delivery and carrying out of this Agreement on its behalf. Each party to this Agreement has the corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other entity. The execution, delivery and performance of this Agreement by each party to this Agreement has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be executed and delivered by each party hereto will be, duly executed and delivered by each party hereto and constitute valid and legally binding obligations of each party, enforceable against each in accordance with the terms hereof and thereof.

          6.3 No Conflicts. The execution, delivery and performance of this Agreement and any other documents executed concurrently herewith, does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under: (a) any contract, agreement, law or governmental rule or regulation to which any party hereto is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory authority applicable to any party, and/or (c) the charter documents or code of regulations of, or any securities issued by, any party hereto. Each party has the absolute and unfettered right to enter into this Agreement and carry out its obligations hereunder.

          6.4 Unencumbered. With respect to all of the Subject Business and with the exception of encumbrances not exceeding $1,250,000 that have come about in the ordinary course of business after December 31, 2000, there are no encumbrances appertaining or relating thereto except those listed on the most recent financial statements provided by Principal to Manager.

          6.5 Litigation. As of the date of execution hereof, (a) each party hereto represents and warrants that there is not now any pending litigation, including any arbitration, investigation or other proceeding before any court, arbitrator or governmental or regulatory authority, or, to each party's knowledge, threatened against each party, which if decided adversely against that party would have a material adverse effect on the business of that party and (b) neither party is subject to any judgment, order, writ, injunction, or decree of any court, arbitrator or governmental or regulatory authority which has a material adverse effect on its business.

          6.6 Compliance with Laws. To the best knowledge of each party to this Agreement, each party hereto has complied in all material respects with all laws, regulations and orders applicable to their business. Principal warrants and represents that it has obtained all governmental permits or licenses required in order to conduct the Subject Business, and the present use of its properties and the conduct of the Subject Business does not violate in any material respect any law, regulation, ordinance, decree, injunction or order. No notice or warning from any governmental authority with respect to any failure or alleged failure of Principal to comply with any law, regulation or order has been issued or given, nor is any such notice or warning proposed or threatened so far as is known to Principal.

          6.7 Environmental Compliance. To the best knowledge of Principal, Principal has previously complied with, and is currently complying with, in all material respects, all laws appertaining and relating to the environment, including any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits, or permit conditions applicable to the operation of the Subject Business. Principal has not caused or permitted any Hazardous Materials (as defined below) to be brought upon, stored, manufactured, generated, handled, released, treated or disposed or used on, under or about or in connection with the operation of Subject Business, except for routine office, pharmaceutical, clinic or hospital supplies and material, janitorial supplies and material used in connection with the Subject Business in usual and customary quantities and which are used, handled and disposed of in compliance with all applicable Environmental Laws, as defined above ("Permitted Hazardous Materials"). As used herein "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, organism or combination thereof, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrositivity, reactivity, toxicity, carcingenicity, mutagenicity, infectiousness or other harmful or potential harmful properties or effects, including, without limitation, the Permitted Hazardous Materials, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls, refrigerants and all of those chemicals, substances, materials, controlled substances, conditions, wastes, organisms or combinations thereof which are now or become listed, defined or regulated in any manner by any Environmental Law.

          6.8 Financial Statements. All financial statements provided by Principal to Manager prior to the execution of this Agreement were prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position and results of operations of the Subject Business as of the date of the financial statements. The financial statements can be reconciled with the financial records maintained and the accounting methods applied by Principal for federal income tax purposes.

          6.9 Patents, Trademarks, Trade Names. Principal currently owns or has the full right to use all patents, inventions, trademarks, trade names, copyrights, technology, know-how and processes, registrations or applications therefore, used in or necessary for the Subject Business (hereinafter "Rights"). No claims have been asserted by any person to the use of any of the Rights or challenging or questioning the validity or effectiveness of any such Rights, and to the best knowledge of either party, there is no valid basis for any such claim. The use of the Rights by Manager does not infringe on the rights of any person. No director, officer or employee of Principal owns directly or indirectly, in whole or in part, any of the Rights or interest therein which Principal has used, is presently using, or the use of which is necessary for the Subject Business are now conducted.

          6.10 Contracts and Arrangements. All contracts and agreements of Principal referenced herein are valid, binding, in full force and effect and enforceable in accordance with their terms. Principal is not in default or breach and no event has occurred or shall occur by reason of the transactions contemplated herein which would constitute a default or breach, where such default or breach would entitle another party thereto to accelerate or terminate any contracts or agreements or otherwise impose a penalty or forfeiture thereunder (whether with or without notice, lapse of time or the happening or occurrence of any other event), under any such contracts or agreements. All such agreements are valid and binding agreements, and to the best knowledge of Principal, there are no facts or circumstances which make a default under any such agreement by any party thereto likely to occur subsequent to the date hereof. Unless otherwise described herein or listed on an Exhibit or Schedule hereto, Principal is not obligated under any agreement that materially and adversely affects its business, property, prospects, assets or condition, financial or otherwise.

          6.11 All Assets Included. There is, and on the date of execution hereof, there will be, no material asset that is owned by Principal that is used in the conduct of Subject Business which is not included in the matters which Manager has the exclusive right to manage hereunder.

          6.12 Consents. Except as may be waived in writing by the parties hereto, each party hereto has obtained the consents and approvals of all parties whose consent or approval is necessary and provided such notices (including as required by any applicable plant closing laws) for the valid and effective consummation and completion of the transactions contemplated hereby or as necessary in order that each party may validly, lawfully and effectively perform and carry out its obligations hereunder, including without limitation, without becoming in default under any agreement with any party or subjecting itself to any claim or penalty.

          6.13 Tax Matters. Principal has timely filed all federal, state and local tax returns or extensions thereof relating to the operation of Subject Business which were required to be filed. Principal has paid, or where payment is not yet required, established adequate reserves for the payment of all taxes with respect to the periods covered by such returns.

Principal is not delinquent in the payment of any material tax, assessment or governmental charge. Each of the returns and filings referred to above when filed was complete and accurate in all material respects and included complete and accurate representation of gross income, deductions or other tax attributes. Principal has not consented to any waiver or extension of any statute of limitations relating to the assessment or collection of any federal, state or local tax of Principal. There are no deficiency assessments against Principal. Principal is not a party to any tax allocation or sharing agreements nor has Principal at any time been included in the filing of a consolidated federal income tax return.

          6.14 Material Misstatements or Omissions. No representation or warranty by any party in this Agreement, the exhibits or any schedule hereto, or any schedule or certificate furnished to pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact. There is no fact known to Principal that could have a material adverse effect on the financial condition or operation of the Subject Business.

          6.15 Compliance. No party hereto is in violation, breach or default, whether or not declared, of any term of its Articles of Incorporation or Bylaws, or any material term or provision of any agreement or other instrument to which either is a party, or any material term or provision by which any of the properties or assets covered hereby are bound. Each party hereto has an absolute right to make the promises it is making hereunder.

     7.   MISCELLANEOUS:

          7.1 Assignment. Except as otherwise provided herein, the parties hereby agree that this Agreement shall not be assigned or transferred by either party without the prior written consent of the other; provided, however, that this Agreement may be assigned, in whole or in part, by Manager in its sole discretion to any parent, affiliate, majority-owned subsidiary or successor entity.


          7.2 Choice of Law; Venue. This Agreement shall be construed and governed by the laws of the State of California and the invalidity and unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Any litigation occurring hereunder shall occur exclusively in the County of Los Angeles, State of California.

          7.3 Practice of Medicine. The parties hereto acknowledge that Manager is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent any act or service herein required of Manager should be construed or deemed to constitute the practice of medicine, the performance of said act or service by Manager shall be deemed waived or forever unenforceable.

          7.4 Modification. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and two duplicate originals of such written modification(s) shall be attached to an original of this Agreement by both parties.



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





          7.5 No Reciprocation. The parties hereby acknowledge and agree that the benefits conferred upon each of them hereunder neither require nor are in any way contingent upon the admission, recommendation, referral, or any other arrangement for the provision of any item or service offered by Master Manager to Manager, or by either of them to any patients of Groups, or the Subject Business, its shareholders, officers, directors, employees, contractors or agents.

          7.6 Notices. All notices which either party is required or may desire to give to the other under this Agreement shall be in writing, and shall be given by addressing the same to such other party at the address provided in writing from time to time during the performance of this Agreement.

          7.7 Waiver. No waiver by either of the parties hereto of any failure by the other party to keep or perform any provision, covenant or condition of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same, or of any other provision, covenant or condition. All rights and remedies herein granted or referred to are cumulative; resort to one shall not preclude resort to another or any other right or remedy provided by law.

          7.8 Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

          7.9 Entire Agreement. This Agreement contains the complete and full agreement between the parties regarding the subject matter hereof. Other than documents executed concurrently herewith, there have been no other oral or written agreements having anything to do with the subject matter of this Agreement.

          7.10 Attorneys' Fees. Should either party institute any action or proceeding to enforce this Agreement or any provision hereof or for damages by reason of any alleged breach of this Agreement of any provision hereof, or for a declaration of rights hereunder, the prevailing party in such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys= fees, incurred by the prevailing party in connection with such action or proceeding.

          7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   "PRINCIPAL"

                                   PRIME RX.COM., INC.


                                   By: /s/ Prem Reddy


                                   "PRINCIPAL"

                                   PRIME RX.COM., INC.


                                   By: /s/ David W. Rombro


                                   "MANAGER"

                                   E-MEDSOFT.COM


                                   By: /s/ John F. Andrews

                               Exhibit "A"

     Any and all of the assets, real property, tangible and intangible personal property, rights and claims of every kind and nature whatsoever used in, necessary or intended for, arising from or related to the operation of the business of Principal, including, without limitation, the following:

     1. all of the real property used in the operation of the business of Principal, whether owned or leased by the Principal, including, without limitation, all improvements, construction-in-progress and fixtures located thereon;

     2. all tangible personal property of every kind and nature used in the operation of the business of Principal, whether owned or leased by the Principal;

     3. all intangible personal property used in the operation of the business of Principal;

     4. all patents, trademarks, trade names, business names, service marks, trade secrets, copyrights and know-how including, without limitation, all of Principal's right, title and interest in and to its trade names, logos utilized in the operation of its business;

     5. all telephone numbers used in connection with the operation of the business of Principal; and

     6. all licenses, permits, certificates, accreditations and other indicia of authority relating to business operations appertaining to the business of Principal (collectively, the "Licenses and Permits"); all rights or obligations of Principal under all contracts, agreements, options and commitments relating to the construction, renovation, ownership, servicing, maintenance, occupancy and/or operation of Principal's business, or any part thereof.

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                                  Exhibit "B"

To be attached by Principal and provided to Manager within five (5) days after execution hereof.


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                                  Exhibit "C"

Manager's fee shall be:

1. On all net profits from the Subject Business under generally accepted accounting principals consistently applied that are less than $5,000,000, Manager shall receive 25% of such net profits;

2. On all net profits from the Subject Business under generally accepted accounting principals consistently applied that are between $5,000,000 and $15,000,000, Manager shall receive 50% net profits;

3. On all net profits from the Subject Business under generally accepted accounting principals consistently applied that are between $15,000,000 and $30,000,000, Manager shall receive 60% net profits;

4. On all net profits from the Subject Business under generally accepted accounting principals consistently applied that are more than $30,000,000, Manager shall receive 70% of such net profits.

The profit hurdle percentages set out above are cumulative over the life of this Agreement, meaning, e.g., that once the cumulative historical net profits reach $30,000,001 the Manager shall receive 70% of such net profits for over the balance of this Agreement.